                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                       AMENDMENT NO. 3 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      September 11, 2000 (December 7, 1999)

                               WORLD ACCESS, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                      0-29782                     58-2398004
   (State of                (Commission File No.)           (I.R.S. Employer
 incorporation)                                            Identification No.)

                      945 EAST PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)

                                 (404) 231-2025
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The undersigned registrant hereby amends item 7(b) of its Current Report on Form 8-K filed on December 22, 1999 (event date: December 7, 1999), as amended on February 22, 2000 and August 4, 2000, related to the merger with FaciliCom International, Inc.

         This amendment has been prepared and filed to comply with SAB Topic 11:B whereby previous reference to gross profit has been eliminated in the financial statements of FaciliCom and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                  In accordance with Item 7(a) of Form 8-K, the following financial statements of FaciliCom prepared in accordance with Regulation S-X are included in this report:

         -        Independent Auditors' Report.

         -        Consolidated Balance Sheets at September 30, 1999 and 1998.

         - Consolidated Statements of Operations and Comprehensive Loss for the three years ended September 30, 1999.

         - Consolidated Statements of Capital Accounts for the three years ended September 30, 1999.

         - Consolidated Statements of Cash Flows for the three years ended September 30, 1999.

         -        Notes to Consolidated Financial Statements.

         (b)      PRO FORMA FINANCIAL INFORMATION.


         (c)      EXHIBITS

                  2.* Agreement and Plan of Merger dated as of August 17, 1999 among World Access, Inc., FaciliCom International, Inc., Armstrong International Telecommunications, Inc., EPIC Interests, Inc. and BFV Associates, Inc. (incorporated by reference to Appendix A to our Proxy Statement filed with the Commission on November 5, 1999).

                  23.1     Consent of Deloitte & Touche LLP.

                  99.* Press Release dated December 7, 1999, announcing the completion of the merger of World Access and FaciliCom.

                  ------------------
                  * Previously Filed

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                          FACILICOM INTERNATIONAL, INC.


                                                                                                                 Page

Independent Auditors' Report.................................................................................     F-2

Consolidated Balance Sheets at September 30, 1999 and 1998                                                        F-3

Consolidated Statements of Operations and Comprehensive Loss for the three years ended September 30,
1999.........................................................................................................     F-5

Consolidated Statements of Capital Accounts for the three years ended September 30, 1999.....................     F-6

Consolidated Statements of Cash Flows for the three years ended September 30, 1999...........................     F-7

Notes to Consolidated Financial Statements...................................................................     F-8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 FACILICOM INTERNATIONAL, INC.:

We have audited the accompanying consolidated balance sheets of FaciliCom International, Inc. and subsidiaries (formerly FaciliCom International, LLC) (the "Company") as of September 30, 1999 and 1998, and the related consolidated statements of operations and comprehensive loss, capital accounts and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of FaciliCom International, Inc. and subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999 in conformity with generally accepted accounting principles.

As discussed in Note 3, on August 17, 1999, the Company entered into a merger agreement with World Access, Inc. and FaciliCom shareholders whereby the FaciliCom shareholders will exchange all the outstanding common stock of the Company for World Access, Inc. convertible preferred stock and cash or World Access, Inc. common stock.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 7, 1999

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                         September 30,
                                                                                      1999           1998
                                                                                      ----           ----
                                                        ASSETS
CURRENT ASSETS:
      Cash and cash equivalents .............................................      $  14,706       $  68,129
      Accounts receivable--net of allowance for doubtful accounts of $8,502
         and $4,620 at September 30, 1999 and 1998, respectively ............        104,005          59,915
      Marketable securities ($31,849 and $31,394 at September 30, 1999 and
         1998, respectively, restricted) ....................................         31,849          70,092
      Prepaid expenses and other current assets .............................          4,524           6,060
                                                                                   ---------       ---------
             Total current assets............................................        155,084         204,196
                                                                                   ---------       ---------
PROPERTY AND EQUIPMENT:
      Transmission and communications equipment .............................        118,949          97,849
      Transmission and communications equipment--leased .....................         75,392          17,162
      Furniture, fixtures and other .........................................         21,258          11,154
                                                                                   ---------       ---------
                                                                                     215,599         126,165
      Less accumulated depreciation and amortization ........................        (29,409)        (10,417)
                                                                                   ---------       ---------
                                                                                     186,190         115,748
                                                                                   ---------       ---------
OTHER ASSETS:
      Intangible assets, net of accumulated amortization of $3,283 and $1,673
         at September 30, 1999 and 1998, respectively .......................          4,521           5,630
      Debt issue costs, net of accumulated amortization of $1,788 and $744 at
         September 30, 1999 and 1998, respectively ..........................          8,652           9,696
      Note receivable .......................................................            700              --
      Advance to affiliate ..................................................            251             490
      Marketable securities-restricted ......................................         14,768          43,124
                                                                                   ---------       ---------
                                                                                      28,892          58,940
                                                                                   ---------       ---------
TOTAL ASSETS ................................................................      $ 370,166       $ 378,884
                                                                                   =========       =========


                 See notes to consolidated financial statements.

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                       September 30,
                                                                                    1999            1998
                                                                                    ----            ----
                                LIABILITIES AND CAPITAL ACCOUNTS
CURRENT LIABILITIES:
      Accounts payable ....................................................      $  94,915       $  63,802
      Accounts payable--transmission equipment ...........................          10,944          24,668
      Accounts payable--related party .....................................            776             332
      Accrued interest ....................................................          6,897           7,109
      Other current obligations ...........................................         18,504          12,610
      Line of credit ......................................................         25,000              --
      Capital lease obligations due within one year .......................         11,364           3,407
      Long-term debt due within one year ..................................            175             394
                                                                                 ---------       ---------
              Total current liabilities ...................................        168,575         112,322
                                                                                 ---------       ---------

OTHER LIABILITIES:
      Capital lease obligations ...........................................          6,550           4,791
      Long-term debt ......................................................        321,871         300,346
                                                                                 ---------       ---------
              Total other liabilities .....................................        328,421         305,137
                                                                                 ---------       ---------

COMMITMENTS AND CONTINGENCIES .............................................             --              --

CAPITAL ACCOUNTS:
      Common stock, $.01 par value--300,000 shares authorized; 226,956 and
         225,741 issued and outstanding at September 30, 1999 and 1998,
         respectively .....................................................              2               2
      Additional paid-in capital ..........................................         37,290          36,534
      Stock-based compensation ............................................          9,179           6,305
      Accumulated other comprehensive (loss) income:
         Holding gain on marketable securities ............................             --              24
         Foreign currency translation adjustments .........................         (2,770)          3,450
      Accumulated deficit .................................................       (170,531)        (84,890)
                                                                                 ---------       ---------
              Total capital accounts ......................................       (126,830)        (38,575)
                                                                                 ---------       ---------
TOTAL LIABILITIES AND CAPITAL ACCOUNTS ....................................      $ 370,166       $ 378,884
                                                                                 =========       =========

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                 (IN THOUSANDS)

                                                                 Years Ended September 30,
                                                                 -------------------------
                                                            1999            1998           1997
                                                            ----            ----           ----
Revenues ..........................................      $ 403,766       $ 184,246       $ 70,187
Operating expenses:
  Cost of revenues (exclusive of depreciation and
  amortization shown separately below).............        368,578         178,952         65,718
  Selling, general and administrative .............         52,375          32,797         13,072
  Stock-based compensation expense ................          3,630           6,017             --
  Related party expense ...........................          3,270           1,550            439
  Depreciation and amortization ...................         29,758           8,816          2,318
                                                         ---------       ---------       --------
    Total operating expenses ......................        457,611         228,132         81,547
                                                         ---------       ---------       --------
Operating loss ....................................        (53,845)        (43,886)       (11,360)
                                                         ---------       ---------       --------
Other income (expense):
  Interest expense-related party ..................             --            (195)          (462)
  Interest expense ................................        (34,407)        (22,417)          (874)
  Interest income .................................          4,356           8,152             --
  Gain on settlement agreement ....................             --             791             --
  Foreign exchange loss ...........................         (1,590)           (391)        (1,335)
                                                         ---------       ---------       --------
    Total other expense ...........................        (31,641)        (14,060)        (2,671)
                                                         ---------       ---------       --------
Loss before income taxes ..........................        (85,486)        (57,946)       (14,031)
Income tax benefit ................................         10,995          11,351             --
                                                         ---------       ---------       --------
Net loss ..........................................        (74,491)        (46,595)       (14,031)
Other comprehensive (loss) income:
  Holding (loss) gain on marketable securities                 (24)             24             --
  Foreign currency translation adjustment .........         (6,220)          2,766            929
                                                         ---------       ---------       --------
    Total comprehensive loss ......................      $ (80,735)      $ (43,805)      $(13,102)
                                                         =========       =========       ========

                See notes to consolidated financial statements.

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CAPITAL ACCOUNTS
                                 (IN THOUSANDS)




                             COMMON STOCK     ADDITIONAL   CLASS A   CLASS B  EXCESS CAPITAL      STOCK-
                             ------------       PAID-IN    INITIAL   INITIAL   CONTRIBUTIONS      BASED
                            SHARES  AMOUNT      CAPITAL    CAPITAL   CAPITAL       CLASS A     COMPENSATION

BALANCE
September 30, 1996             --    $--           $--      $ 180     $ 60        $ 10,176     $    --

      Net loss                 --     --            --         --       --              --          --
      Converted loans
        from Owners            --     --            --         --       --           5,396          --
      Guaranteed return        --     --            --         --       --              --          --
      Contribution to
        excess
        capital-guaranteed
        return                 --     --            --         --       --             724          --
      Foreign currency
        translation
        adjustments            --     --            --         --       --              --          --
                              ---    ---       -------      -----     ----        --------     -------
BALANCE
September 30, 1997             --     --            --        180       60          16,296          --

      Net loss                 --     --            --         --       --              --          --
      Contributions            --     --            --         --       --          13,750          --
      Converted loans
        from owners            --     --            --         --       --           6,250          --
      Reorganization          226      2        36,534       (180)     (60)        (36,296)         --
      Utilization of
        tax benefit
        of the
        Company's
        operating
        loss by AHI            --     --            --         --       --              --          --
      Stock options
        granted                --     --            --         --       --              --       5,706
      Phantom unit
        exchange               --     --            --         --       --              --         599
      Holding gain on
        marketable
        securities             --     --            --         --       --              --          --
      Foreign currency
        translation
        adjustments            --     --            --         --       --              --          --
BALANCE
September 30, 1998            226      2        36,534         --       --              --       6,305
      Net loss                 --     --            --         --       --              --          --
      Exercise of
        stock options           1     --           756         --       --              --        (756)
      Utilization of
        tax benefit
        of the
        Company's
        operating loss
        by AHI                 --     --            --         --       --              --          --
      Stock options
        granted                --     --            --         --       --              --       3,630
      Holding loss on
        marketable
        securities             --     --            --         --       --              --          --
      Foreign currency
        translation
        adjustments            --     --            --         --       --              --          --
                              ---    ---       -------      -----     ----        --------     -------
BALANCE
September 30, 1999            227    $ 2       $37,290      $  --     $ --        $     --     $ 9,179
                              ===    ===       =======      =====     ====        ========     =======


                             HOLDING
                               GAIN      FOREIGN
                            (LOSS) ON    CURRENCY                     TOTAL
                            MARKETABLE  TRANSLATION  ACCUMULATED     CAPITAL
                            SECURITIES  ADJUSTMENTS    DEFICIT      ACCOUNTS
BALANCE
September 30, 1996            $ --        $  (245)    $ (11,886)    $  (1,715)


      Net loss                  --             --       (14,031)      (14,031)
      Converted loans
        from owners             --             --            --         5,396
      Guaranteed return         --             --          (724)         (724)
      Contribution to
        excess
        capital-guaranteed
        return                  --             --            --           724
      Foreign currency
        translation
        adjustments             --            929            --           929
                              ----        -------     ---------     ---------
BALANCE
September 30, 1997              --            684       (26,641)       (9,421)


      Net loss                  --             --       (46,595)      (46,595)
      Contributions             --             --            --        13,750
      Converted loans
        from owners             --             --            --         6,250
      Reorganization            --             --            --            --
      Utilization of
        tax benefit
        of the
        Company's
        operating
        loss by AHI             --             --       (11,654)      (11,654)
      Stock options
        granted                 --             --            --         5,706
      Phantom unit
        exchange                --             --            --           599
      Holding gain on
        marketable
        securities              24             --            --            24
      Foreign currency
        translation
        adjustments             --          2,766            --         2,766
BALANCE
September 30, 1998              24          3,450       (84,890)      (38,575)
      Net loss                  --             --       (74,491)      (74,491)
      Exercise of
        stock options           --             --            --            --
      Utilization of
        tax benefit
        of the
        Company's
        operating loss
        by AHI                  --             --       (11,150)      (11,150)
      Stock options
        granted                 --             --            --         3,630
      Holding loss on
        marketable
        securities             (24)            --            --           (24)
      Foreign currency
        translation
        adjustments             --         (6,220)           --        (6,220)
                              ----        -------     ---------     ---------
BALANCE
September 30, 1999            $ --        $(2,770)    $(170,531)    $(126,830)
                              ====        =======     =========     =========






                 See notes to consolidated financial statements.

                 FACILICOM INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             Years Ended September 30,
                                                                                             -------------------------
                                                                                         1999            1998           1997
                                                                                         ----            ----           ----
Cash flows from operating activities:
      Net loss...................................................................      $(74,491)      $ (46,595)      $(14,031)
      Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation and amortization..........................................        29,758           8,072          2,448
          Non-cash restructuring costs...........................................           634              --             --
          Non-cash stock-based compensation......................................         3,630           6,017             --
          Non-cash income tax benefit............................................       (11,150)        (11,654)            --
          Amortization of bond discount..........................................        (2,353)            237             --
          Changes in operating assets and liabilities:
              Accounts receivable................................................       (44,790)        (40,107)       (14,260)
              Prepaid expenses and other current assets..........................         2,580          (3,048)          (810)
              Accounts payable and other current liabilities.....................        39,282          51,510         17,903
              Accounts payable--related party....................................           444             (57)           389
              Advance to affiliate...............................................          (254)           (490)            --
                                                                                       --------       ---------       --------

      Net cash used in operating activities......................................       (56,710)        (36,115)        (8,361)
                                                                                       --------       ---------       --------

Cash flows from investing activities:
      Purchase of investments in subsidiaries....................................            --          (4,652)            --
      Purchase of investments in available-for-sale securities...................        (7,407)        (77,820)            --
      Maturities of available-for-sale securities................................        13,378          30,582             --
      Sales of available-for-sale securities.....................................        32,798           7,046             --
      Purchase of investments in held-to-maturity securities.....................        (1,298)        (87,683)            --
      Maturities of held-to-maturity securities..................................        31,481          14,446             --
      Purchases of property and equipment........................................       (75,991)        (66,487)        (1,897)
      Other......................................................................          (456)           (124)           233
                                                                                       --------       ---------       --------
      Net cash used in investing activities......................................        (7,495)       (184,692)        (1,664)
                                                                                       --------       ---------       --------

Cash flows from financing activities:
      Advances from owners.......................................................            --              --          9,726
      Excess capital contributions...............................................            --          13,750             --
      Proceeds from debt issuance................................................            --         300,000             --
      Proceeds from line of credit...............................................        25,000              --             --
      Payments of long-term debt and capital leases..............................       (15,373)        (18,156)        (1,812)
      Payment of debt issuance costs.............................................            --         (10,440)            --
                                                                                       --------       ---------       --------
      Net cash provided by financing activities..................................         9,627         285,154          7,914
                                                                                       --------       ---------       --------

Effect of exchange rate changes on cash..........................................         1,155           2,766            929
                                                                                       --------       ---------       --------
(Decrease) increase in cash and cash equivalents.................................       (53,423)         67,113         (1,182)
Cash and cash equivalents, beginning of period...................................        68,129           1,016          2,198
                                                                                       --------       ---------       --------
Cash and cash equivalents, end of period.........................................      $ 14,706       $  68,129       $  1,016
                                                                                       ========       =========       ========

Supplemental cash flow information:
      Interest paid..............................................................      $ 34,619       $  15,834       $    747
                                                                                       ========       =========       ========

--------
NONCASH TRANSACTIONS:

(a) For the fiscal year ended September 30, 1998, the majority owner converted $6,250 of loans into capital and a $162 receivable was forgiven as part of the purchase of minority interest which reduced prepaid expenses and other current assets and increased goodwill.
(b) FCI received $480 in FCI-Sweden convertible debentures during the year ended September 30, 1997 to satisfy an advance to affiliate, which reduced advance to affiliate and advances from owners.
(c) During the year ended September 30, 1997, the majority owner converted $5,396 of loans and accrued interest into capital.
(d) FCI received property and equipment under capital leases and financing agreements, which increased property and equipment and long-term obligations $24,678, 10,755, and $10,385 in the fiscal years ended September 30, 1999, 1998 and 1997, respectively. In addition, for the fiscal year ended September 30, 1998, FCI received equipment which decreased property and equipment and accounts payable transmission equipment by $24,668 (of which $13,724 was not yet placed in service as of September 30, 1998).
(e) FCI recognized a tax benefit of $11,150 and $11,654 for the fiscal years ended September 30, 1999 and 1998, respectively. In accordance with the tax sharing agreement with AHI entered into on December 22, 1997, FCI recorded a dividend to AHI for the amount of the benefit to be realized by AHI (See
     Note 5 to the consolidated financial statements).

                See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    GENERAL

      Organization--FaciliCom International, LLC ("FCI, LLC") is a Delaware limited liability company that was formed on May 5, 1995 to engage in various international telecommunications businesses. On December 22, 1997, the owners of FCI, LLC entered into an Investment and Shareholders Agreement ("Agreement"). Under the Agreement, the owners of FCI, LLC transferred all of their respective units in FCI, LLC and FCI (GP), LLC, a Delaware limited liability company, to FaciliCom International, Inc. ("FCI"), a Delaware corporation, and additionally Armstrong International Telecommunications, Inc. ("AIT") contributed $20,000,000 (in cash and assignment of indebtedness) to FCI, all in exchange for 225,741 shares of FCI's common stock. FCI was incorporated on November 20, 1997, and has 300,000 authorized shares of common stock. Since the reorganization was a combination of entities under common control, it was accounted for by combining the historical accounts of FCI, LLC, FCI (GP), LLC and FCI in a manner similar to a pooling of interests. FCI is authorized by the Federal Communications Commission (the "FCC") to provide global facilities-based services as well as switched international services through resale of the services and facilities of other international carriers. In addition, FCI has worldwide authorization for private line resale of noninterconnected private line services and authorization to resell interconnected private lines for switched services to Canada, the United Kingdom, Sweden, and New Zealand. FCI, LLC was and FCI is a majority-owned subsidiary of AIT, which is a wholly owned subsidiary of Armstrong Holdings, Inc.
      ("Armstrong" or "AHI").

      On July 21, 1995, FCI acquired 66.5% of the outstanding capital stock of both Nordiska Tele8 AB ("Tele8" or "FCI-Sweden") and FGC, Inc. ("FGC"), entities related through common ownership. Subsequently, FCI acquired up to 99% of FCI-Sweden and sold all of its interest in FGC. The additional interest in FCI-Sweden was the result of three separate transactions (see
      Note 8). On March 14, 1997, $1,600,000 of FCI-Sweden convertible debentures were converted into 7,400 shares of FCI-Sweden common stock, on May 15, 1997, FCI paid $3,600,000 for 14,400 shares of FCI-Sweden common stock and on October 23, 1997, FCI paid $750,000 for substantially all of the minority interest outstanding and recorded $750,000 of goodwill. Also, on October 23, 1997, FCI sold all of its interest in FGC for $100 and recorded a loss of approximately $79,000 on the transaction. FCI-Sweden is a corporation organized under the laws of Sweden to provide national and international telecommunications services. These acquisitions were accounted for as purchase transactions with the purchase price being allocated to the assets and liabilities acquired based on their fair values as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill and is being amortized over five years.

      The following summarizes the allocation of the original 1995 purchase price to the major categories of assets acquired and liabilities assumed (in thousands):

      Current assets ........................................    $  343
      Property and equipment ................................     1,760
      Excess of cost over net assets of businesses acquired .     1,715
      Other intangibles .....................................        32
                                                                 ------
                                                                  3,850
      Less liabilities assumed ..............................     3,010
                                                                 ------
      Cash paid .............................................    $  840
                                                                 ======

      On April 27, 1998, FCI entered into an agreement to purchase 100% of the issued and outstanding capital stock of Oy Teleykkanen AB ("Tele 1" or "FCI-Finland"), a corporation formed under the laws of Finland, for $4.0 million in cash. FCI Finland is a Finnish provider of local and long distance international telecommunication services and has a carrier agreement to exchange customer traffic with Telecom Finland, the dominant carrier in Finland. This acquisition was accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill and is being amortized over five years. The results of operations for Tele 1 were included in consolidated results of operations since the date of acquisition.

      The following summarizes the allocation of the purchase price to the major categories of assets acquired and liabilities assumed (in thousands):

      Current assets ........................................    $1,017
      Property and equipment ................................       976
      Excess of cost over net assets of businesses acquired .     3,911
      Other assets ..........................................       126
                                                                 ------
                                                                  6,030
      Less liabilities assumed ..............................     1,966
                                                                 ------
      Cash paid .............................................    $4,064
                                                                 ======

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Basis of Presentation--The accompanying consolidated financial statements include the accounts of FCI and its majority owned and wholly owned subsidiaries (together, "FaciliCom" or the "Company"). All intercompany transactions and balances have been eliminated in consolidation. Because losses applicable to the minority interest exceeded the minority interest in the equity capital and the minority stockholder was not obligated to provide additional funding with respect to the losses incurred, such losses were recorded by the Company prior to the purchase of the minority interest.

      b. Cash and Cash Equivalents--FaciliCom considers its investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost plus accrued interest and are highly liquid debt instruments of the U.S. government and commercial corporations and money market funds.

      c. Property and Equipment--Property and equipment is stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method. Depreciation expense includes the amortization of capital leases. The estimated useful lives of property and equipment are as follows:


            Transmission and communications equipment ..........   5 to 25 years
            Transmission and communications equipment--leased ..   5 to 25 years
            Furniture, fixtures and other ......................   5 to  7 years

            FaciliCom capitalizes the costs of software and software upgrades purchased for use in its transmission and communications equipment. The Company expenses the costs of software purchased for internal use. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

            Depreciation expense for the fiscal years ended September 30, 1999, 1998 and 1997 was $28,099,000, $7,383,000, and $2,053,000,
            respectively.

            FaciliCom periodically evaluates its long-lived assets to confirm that the carrying values have not been impaired using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

            In the 4th quarter of the year ended September 30, 1999, the Company replaced certain switching equipment with newer equipment. As such, the Company recorded a write-down of $3.6 million for the remaining net book value of the replaced equipment.

      d. Intangible Assets--Intangible assets, consisting primarily of goodwill, are amortized using the straight-line method over 5 years.

            FaciliCom periodically evaluates its intangible assets to confirm that the carrying values have not been impaired using the provisions of SFAS No. 121.

      e. Income Taxes--FCI, LLC is a limited liability company and is not subject to income tax, while FaciliCom International, Inc., incorporated on November 20, 1997 as a Delaware corporation is subject to income taxes.

            FaciliCom accounts for income taxes under the liability method in accordance with the provisions set forth in SFAS No. 109, "Accounting for Income Taxes," whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing realization of deferred tax assets, the Company uses judgment in considering the relative impact of negative and positive evidence. The weight given to the potential effect of negative and positive evidence is commensurate with the extent to which it can be objectively verified. Based on the weight of evidence, both negative and positive, including the lack of historical earnings, if it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is established.

      f. Initial and Excess Capital Contributions--Excess capital contributions were the amounts of capital an owner had contributed in excess of the owner's initial capital commitment. The owners were credited with a guaranteed return through September 30, 1997 for the use of their capital, and profits and losses were allocated, in accordance with the provisions in the FCI LLC Limited Liability Company Agreement ("LLC Agreement").

            The guaranteed return was calculated as simple interest at a rate per annum equal to the lowest rate of interest available to AIT or any of its affiliates from time-to-time under any of their respective existing credit facilities. Upon liquidation of FCI LLC, allocations of annual net profits are allocated first to the Class A and Class B owners to the extent required to adjust capital accounts, then to the extent of cumulative net losses previously allocated in accordance with certain capital contribution priorities set forth in the LLC Agreement and thereafter 75% to Class A and 25% to Class B owners. Allocations of annual net losses are allocated to the extent of cumulative net profits previously allocated and then to the extent of owner's capital contributions and thereafter to the Class A owner. Net losses allocated to the Class B owner may not cause such owner's account to result in a deficit. The Company may make distributions after first paying any unpaid guaranteed return and then in accordance with the owner's respective capital contributions and thereafter 75% to the Class A owner and 25% to the Class B owner. Upon dissolution, the LLC Agreement provides for liquidation of FCI LLC's assets and any distribution to owners will be in accordance with the balance of their respective capital accounts. Following distribution of assets, owners having a capital account with a deficit balance shall be required to restore the account. The LLC Agreement provides that FCI LLC shall terminate on December 31, 2025. In consideration of all capital contributions made through September 30, 1997, the Class A and Class B owners owned 15,390,000 and 3,610,000 membership interests in FCI LLC, respectively, representing 81% and 19%, respectively, of such interests.

      g. Foreign Currency Translation--For non-U.S. subsidiaries, the functional currency is the local currency. Assets and liabilities of those operations are translated into U.S. dollars using year-end exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are reported as a separate component of comprehensive loss. Exchange losses and gains resulting from foreign currency transactions are included in the results of operations based upon the provisions of SFAS No. 52, "Foreign Currency Translation."

      h. Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      i. Revenue Recognition--FaciliCom records revenues from the sale of telecommunications services at the time of customer usage based upon minutes of traffic processed at contractual fees. The Company has entered into, and continues to enter into, operating agreements with telecommunications carriers in several foreign countries under which international long distance traffic is both delivered and received. Under these agreements, the foreign carriers are contractually obligated to adhere to the policy of the FCC, whereby traffic from the foreign country is routed to U.S. based international carriers, such as the Company, in the same proportion as traffic carried into the country. Mutually exchanged traffic between the Company and foreign carriers is settled through a formal settlement policy at an agreed upon rate which allows for the offsetting of receivables and payables with the same carrier (settlement on a net basis). Although the Company can reasonably estimate the revenue it will receive under the FCC's proportional share policy, there is no guarantee that the Company will receive return traffic and the Company is unable to determine what impact changes in future settlement rates will have on net payments made and revenue received. Accordingly, the Company does not record this revenue until the service is provided.

      j. Cost of Revenue--Cost of revenue includes network costs which consist of access, transport and termination costs. Such costs are recognized when incurred in connection with the provision of telecommunication services, including costs incurred under operating agreements.

      k. Stock-Based Compensation--FaciliCom accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost is measured as the excess, if any, of the market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

      l. Financial Instruments--FaciliCom has financial instruments, which include cash and cash equivalents, marketable securities and long-term debt obligations. The carrying values of these instruments in the balance sheets, except for certain marketable securities and 10-1/2% Senior Notes due 2008 (the "Notes") (see Note 4), approximated their fair market value. See Note 16 for disclosure of fair market value for marketable securities. The estimated fair value of the Company's Notes at September 30, 1999 and 1998 was $255.0 million and $261.0 million, respectively, and was estimated using quoted market prices.

            The fair values of the other instruments were based upon quoted market prices of the same or similar instruments or on the rate available to FaciliCom for instruments of similar maturities.

      m. Fiber Optic Cable Arrangements--FaciliCom obtains capacity on certain fiber optic cables under three types of arrangements. The Indefeasible Right of Use ("IRU") basis provides the Company the right to use a fiber optic cable, with most of the rights and duties of ownership, but without the right to control or manage the facility and without any right to salvage or duty to dispose of the cable at the end of its useful life. Because of this lack of control and an IRU term approximates the estimated economic life of the asset, FaciliCom accounts for such leases as leased transmission and communications equipment and as capital leases. The Minimum Assignable Ownership Units ("MAOU") basis provides the Company an ownership interest in the fiber optic cable with certain rights to control and to manage the facility. Because of the ownership features, the Company records these fiber optic cables as owned transmission and communications equipment and as long-term debt. The Carrier Lease Agreement basis involves a shorter term agreement which provides the Company the right to use capacity on a cable but without any rights and duties of ownership. The Company accounts for such leases as operating leases.

      n. Impact of Recently Issued Accounting Standards--In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which (i) establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements, and (ii) requires an enterprise to report a total for comprehensive income in condensed financial statements of interim periods. FaciliCom adopted SFAS No. 130 in fiscal 1999 and has elected to display the components of Comprehensive Income (Loss) within the Consolidated Statements of Operations and Comprehensive Loss. Prior period amounts have been appropriately disclosed.

            In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measuring those instruments at fair value, with the potential effect on operations dependent upon certain conditions being met. The statement (as amended by SFAS No. 137) is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management has not determined the impact that implementing SFAS No. 133 will have on FaciliCom's financial position or results of operations.

      o. Reclassifications--Certain amounts in the September 30, 1998 and 1997 consolidated financial statements have been reclassified to conform with the presentation of the September 30, 1999 consolidated financial statements.

3.   MERGER AGREEMENT

      On August 17, 1999, the Company entered into a merger agreement with World Access, Inc ("World Access") providing that the Company will merge with and into World Access. Upon consummation of the merger, the separate existence of the Company will cease and World Access will continue as the surviving corporation. Pursuant to the terms of the merger agreement, the shareholders of FaciliCom will receive approximately $436 million consideration, in the form of Convertible Preferred Stock, Series C and approximately $56.0 million of cash or World Access common stock. The Series C Preferred Stock bears no dividend and is convertible into shares of World Access common stock at a conversion rate of $20.38 per common share, subject to potential adjustment under certain circumstances. If the closing trading price of World Access common stock exceeds $20.38 per share for 60 consecutive trading days, the Series C Preferred Stock will automatically convert into World Access common stock.

      Adoption of certain proposed amendments to the FaciliCom Indenture (see
      Note 4) is required to consummate the merger. Accordingly, under the terms of the merger agreement, the consummation of the merger was conditioned upon the adoption of the proposed amendments. In addition, the closing of the merger was subject to the approval of World Access stockholders and certain regulatory agencies. Certain stockholders of World Access had entered into a voting agreement whereby they have committed to vote in favor of a merger. The merger closed on December 7, 1999.

4.   LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

      Revolving Credit Facility - On May 24, 1999, FaciliCom entered into a $35.0 million revolving credit facility (the "Credit Facility"), which is scheduled to terminate on May 23, 2000. The Credit Facility contains interest rate options based upon the London Interbank Offered Rate ("LIBOR") or Prime, plus applicable margin percentages. The Credit Facility requires the Company to pay a .375% per annum commitment fee on the unused balance of the line. At September 30, 1999, availability under the Credit Facility was $10.0 million. The Credit Facility contains certain restrictive covenants and is guaranteed by Armstrong.

      Long-Term Debt - On January 28, 1998, FCI issued $300 million aggregate principal amount of Notes bearing interest at 10-1/2% due 2008 pursuant to an Indenture (the "Offering"). The Notes are unsecured obligations of FCI and interest on the Notes is payable semiannually in arrears on January 15 and July 15 of each year, commencing on July 15, 1998.

      The Notes are redeemable at the option of FCI, in whole or in part at any time on or after January 15, 2003, at specified redemption prices plus accrued and unpaid interest. In addition, at any time prior to January 15, 2001, FCI, may redeem from time to time up to 35% of the originally issued aggregate principal amount of the Notes at the specified redemption prices with the net cash proceeds (as defined in the Indenture) of one or more public equity offerings. In the event of a change in control of ownership of FCI, Inc., each holder of the Notes has the right to require FCI, to purchase all or any of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount.

      FCI used approximately $86.5 million of the proceeds from the Offering to purchase investments consisting of U.S. Government Obligations, which are pledged as security and restricted for the first six scheduled interest payments on the Notes (see Note 16).

      The Notes require maintenance of certain financial and nonfinancial covenants, including limitations on additional indebtedness, restricted payments including dividends, transactions with affiliates, liens and asset sales.

      During 1999, the Company entered into Promissory Note ("Note") and Security Agreements with Nortel Networks, Inc. in order to finance the purchase of certain telecommunications equipment. The Promissory Note is collateralized by the related telecommunications equipment. The Promissory Note was due and payable with interest at approximately 9.2% on November 15, 1999. On November 15, 1999, the Company entered into a Credit Agreement with Nortel Networks, Inc. ("Equipment Credit Facility") to refinance the Promissory Note and to provide a $40.0 million revolving loan facility to finance equipment purchases from Nortel Networks, Inc. The Equipment Credit Facility is scheduled to terminate on December 29, 2000 and contains interest rate options based on Prime or Eurodollar rates. Loans under the Equipment Credit Facility are secured by the related equipment. The Equipment Credit Facility contains certain restrictive covenants. The amount borrowed under the Promissory Note at September 30, 1999 has been classified as long-term because of the refinancing.

      During 1997, FCI entered into an Equipment Loan and Security Agreement with NTFC Capital Corporation ("NTFC") to finance up to $5,000,000 for the purchase of transmission and communications equipment. Interest was payable quarterly and was calculated based upon LIBOR plus 4%. Quarterly principal payments were to commence on June 30, 1999. The loan was collateralized by the related equipment purchased under such agreement. The Company used a portion of the proceeds from the offering of Notes to pay off the indebtedness under the Equipment Loan and Security Agreement and the agreement was terminated.

      During 1995, FCI entered into an equipment financing agreement with Ericsson I.F.S. to purchase certain equipment. The original agreement was amended and restated on December 30, 1996, to increase the borrowing limit to $7,000,000 and certain terms were further revised on June 12, 1997 and November 21, 1997. Interest was calculated based upon LIBOR plus 4%. Quarterly principal payments were to commence on June 30, 1998. The loan was collateralized by the related equipment purchased under the financing agreement. The Company used a portion of the proceeds from the offering of Notes to pay off the indebtedness under the equipment financing agreement and the agreement was terminated.

      Long-term debt at September 30, 1999 and 1998 consists of the following (dollars in thousands):



                                                                  INTEREST RATE         1999          1998
                                                                  -------------         ----          ----

     Indenture notes, due 2008..............................    10.5%               $ 300,000     $ 300,000
     Nortel Networks, due 2001..............................     9.2%                  21,717            --
     Revolving line of credit, due 2000.....................    LIBOR+1.75%            25,000            --
     Cable capacity debt, due 2001..........................    LIBOR+4.5%                329           740
                                                                                    ---------     ---------

        Sub-total...........................................                          347,046       300,740
     Less: Current portion of long-term debt................
                                                                                         (175)         (394)
     Less: Revolving line of credit.........................                          (25,000)           --
                                                                                    ---------     ---------
                                                                                    $ 321,871     $ 300,346
                                                                                    =========     =========

     The LIBOR rate was 5.4% and 5.8% on September 30, 1999 and 1998, respectively.

      Capital Leases--The Company leases certain fiber optic cables under agreements permitting the use of the cables over periods up to 25 years with payment requirements over periods not exceeding five years. Payments are made quarterly and interest is calculated at LIBOR plus 4% to 4.5%.

      In May 1998, the Company entered into a Memorandum of Understanding ("MOU") with Qwest. The MOU incorporates agreements to provide Qwest with international direct dial termination service to various destinations and provides the Company an IRU for domestic and international fiber optic capacity. The IRU is for 25 years, for which the Company has agreed to pay $24 million. Delivery of the capacity segments occurred during the year ended September 30, 1999. In addition, during the three-year period, Qwest has the right of first refusal pursuant to additional capacity purchases made by the Company.

      Future minimum payments on long-term debt and capital lease obligations at September 30, 1999 are as follows (in thousands):



                                                                                                             LONG-        CAPITAL
                                                                                                             TERM          LEASES
                                                                                                             DEBT


     2000 ............................................................................................      $ 25,175      $ 13,106
     2001 ............................................................................................        21,871         4,462
     2002 ............................................................................................            --           544
     2003 ............................................................................................            --           365
     2004 ............................................................................................            --           329
     Thereafter ......................................................................................       300,000         1,342
                                                                                                            --------      --------
     Total future minimum payments ...................................................................      $347,046        20,148
                                                                                                            ========
     Less: Amount representing interest (using September 30, 1999 LIBOR rate) ........................                      (2,234)
                                                                                                                          --------
                                                                                                                          $ 17,914
                                                                                                                          ========

5.    INCOME TAXES

      At September 30, 1999 and 1998, FaciliCom has approximately $41.0 million and $6.0 million of cumulative net operating losses ("NOLs"), respectively, to offset future U.S. federal taxable income. Similarly, at September 30, 1999 and 1998, FaciliCom has approximately $73.0 million and $25.3 million of NOLs, respectively, to offset future foreign taxable income for those subsidiaries taxed in foreign jurisdictions. The tax asset recorded for this temporary difference reflects the fact that certain foreign operations are treated as branches for U.S. tax purposes and are subject to tax in both the U.S. and the foreign jurisdictions. The U.S. NOLs expire in up to twenty years, while the foreign NOLs expire at various times ranging from five to ten years with some jurisdictions providing for an indefinite carryforward period. A valuation allowance was also established for the net deferred tax assets related to the NOLs at September 30, 1999 and 1998.

      Deferred tax assets of approximately $3,130,000 at September 30, 1997 were related to the NOLs of foreign subsidiaries taxed in foreign jurisdictions totaling approximately $11,100,000. A valuation allowance was established for the amount of deferred tax assets at September 30, 1997.

      On December 22, 1997, FaciliCom adopted a tax sharing agreement with AHI, whereby the Company is obligated to file a consolidated federal income tax return with AHI and subsidiaries. Under this agreement, FCI is obligated to pay, with certain exceptions, its share of the consolidated tax liability to AHI and FCI will not be paid by AHI for tax benefits realized in the consolidated tax return. At December 31, 1997, FCI had approximately $1,018,000 of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes that amounted to approximately $393,000 and was recorded as a deferred tax liability and deferred income tax expense for the change in tax status for the year ended September 30, 1998.

      The components of loss before income taxes for the periods ended September 30, 1999, 1998 and 1997 are as follows (in thousands):


                                                     1999         1998         1997
                                                   -------      -------      -------

      Domestic ..............................      $37,810      $43,432      $ 6,978
      Foreign ...............................       47,676       14,514        7,053
                                                   -------      -------      -------
          Total .............................      $85,486      $57,946      $14,031
                                                   =======      =======      =======

      The components of the income tax provision for the years ended September 30, 1999, 1998 and 1997 are as follows (in thousands):


                                                     1999         1998         1997
                                                   -------      -------      -------

           Current taxes ....................      $10,995      $11,351      $    --
           Deferred taxes ...................       19,301        7,916        2,010
           Valuation allowance ..............      (19,301)      (7,916)      (2,010)
                                                   -------      -------      -------
                                                   $10,995      $11,351      $    --
                                                   =======      =======      =======


      A reconciliation of the total tax benefit with the amount computed by applying the statutory federal income tax rate to the loss before taxes for the year ended September 30, 1999 and 1998 is as follows (in thousands):

                                                      1999           1998
                                                   --------       --------

           Benefit applying statutory rate ..      $ 29,920       $ 19,700
           State taxes ......................         1,671            226
           Valuation allowance ..............       (19,301)        (7,916)
           Other ............................        (1,295)          (659)
                                                   --------       --------
           Income tax benefit ...............      $ 10,995       $ 11,351
                                                   ========       ========


      There are no pro forma income tax amounts presented giving effect to the change in tax status for the statements of operations presented as the Company would have been a stand alone taxpaying entity and a valuation allowance would have been established for any net deferred tax benefit related to net operating losses.

      The components of deferred tax assets and liabilities at September 30, 1999 and 1998 are as follows (in thousands):


                                                                         1999           1998
                                                                       --------       --------

           Net operating loss carryforward (foreign and domestic)      $ 24,360       $  6,076
           Property and equipment ...............................          (858)           600
           Stock-based compensation .............................         3,530          2,522
           Allowance for doubtful accounts ......................         3,315          1,848
           Valuation allowance ..................................       (30,347)       (11,046)
                                                                       --------       --------
                                                                       $     --       $     --
                                                                       ========       ========

6.   OPERATING LEASES

     The Company leases office facilities and certain fiber optic cables and switching facilities under noncancelable operating leases. Rental expense for the fiscal years ended September 30, 1999, 1998 and 1997 was $30.9 million, $21.9 million and $4.7 million, respectively, of which $26.2 million, $19.2 million and $3.8 million, respectively, relates to fiber optic cable leases, which are generally for less than one year.

     Future minimum lease payments under noncancelable operating leases as of September 30, 1999 are as follows (in thousands):

     2000 ...................................      $  4,057
     2001 ...................................         3,515
     2002 ...................................         3,185
     2003 ...................................         2,915
     2004 ...................................         2,501
     Thereafter .............................         8,695
                                                   --------
     Total ..................................        24,868
     Less: Subleases ........................          (788)
                                                   --------
                                                   $ 24,080
                                                   ========

7.   BORROWINGS FROM OWNERS

     At September 30, 1996, the Company had outstanding interest-bearing working capital advances from Armstrong totaling $1,549,000. On November 1, 1996, FCI entered into a Convertible Line of Credit Agreement with Armstrong. The outstanding advances were converted into borrowings under the line of credit agreement. Under such agreement, FCI had a $15,000,000 credit facility of which $5,000,000 was available in cash and $10,000,000 was available for letter of credit needs. Armstrong had the right, at any time on or before October 31, 1999, to convert the entire principal amount of the cash loan into a maximum of 3.1% of additional ownership and convert the letter of credit balance outstanding into a maximum additional 4.44% ownership. In 1997, Armstrong converted the outstanding balance of $5,396,000 under the cash portion of the agreement into an ownership interest.

     At September 30, 1997, FCI had $10,000,000 for letter of credit needs of which it had outstanding letters of credit of $6,136,000 under the Convertible Line of Credit Agreement.

     In 1997, FCI entered into a Bridge Loan Agreement with Armstrong in which FCI could borrow up to $10,000,000. Interest was calculated based upon prime plus 1%. The prime rate was 8.5% at September 30, 1997. The loan was due on October 1, 1998. The outstanding balance at September 30, 1997 was $6,250,000. During the year ended September 30, 1998, Armstrong converted the outstanding balance of $6,250,000 into an ownership interest (see Note
     1).

     Additionally, as of September 30, 1996, FCI-Sweden had outstanding convertible debentures in the amount of $480,000 to a minority stockholder of both FCI-Sweden and FGC (the "Minority Stockholder"). Such convertible debentures accrued interest at LIBOR plus 4%. Interest was payable annually on September 30, with the full principal amount due on September 30, 2003. In December 1996, these convertible debentures were assigned to FCI (see
     Note 8).

      FCI's total interest expense under the above borrowings was $195,000 and $462,000 for the years ended September 30, 1998 and 1997, respectively.

8.   OTHER RELATED PARTY TRANSACTIONS

      As of September 30, 1996, FCI had an outstanding advance to the Minority Stockholder of $499,000.

      As of September 30, 1996, FCI and the Minority Stockholder held $1,120,000 and $480,000, respectively, of FCI-Sweden debentures totaling $1,600,000 which earned interest at LIBOR plus 4%. The holder of the debentures had the right to convert the outstanding principal balance into FCI-Sweden common stock at a predetermined price ranging from $200 to $250 per share.

      On December 23, 1996, the Minority Stockholder assigned its right, title and interest in the FCI-Sweden convertible debentures to FCI to satisfy the outstanding advance due to FCI from the Minority Stockholder. On March 14, 1997, FCI converted all of its FCI-Sweden convertible debentures into 7,400 shares of FCI-Sweden common stock. On May 15, 1997, FCI-Sweden issued 14,400 additional shares of common stock to FCI for consideration of $3,600,000.

      In March 1996, Tele8 Kontakt, a subsidiary of FCI at that time, was awarded a license agreement from the Swedish government for certain rights relating to communications systems and technology. During October 1996, FCI distributed its rights under such license agreement to its owners.

      FCI has contracted with AHI, since its inception, for the performance of certain services by AHI for FCI, including but not limited to financial accounting, professional and billing services. In May 1998, an agreement was entered into for such services. The agreement expires on September 30, 2002. Expenses related to such contracted services of approximately $3.3 million, $1.6 million and $439,000 are included in the statements of operations for the years ended September 30, 1999, 1998 and 1997, respectively.

      The terms of the agreements include professional services billed at hourly rates, check processing at an amount per check and data center services based on usage and disk storage space. The Company believes that the terms of the agreements are competitive with similar services offered in the industry.

      As of September 30, 1999 and 1998 an affiliate of AHI had issued letters of credits on behalf of the Company totaling $6.9 million and $9.4 million, respectively.

 9.  BENEFIT PLANS

      Foreign Operations--Various foreign subsidiaries contribute to their respective government pension funds, social insurance, medical insurance and unemployment charters for their employees. The total contribution was $2.3 million, $1.3 million and $781,000 for the years ended September 30, 1999, 1998 and 1997, respectively.

      401(k)--Employees of FCI may participate in a salary reduction 401(k) plan administered by AHI. All contributions represent employee salary reductions.

10.  CONCENTRATION OF RISK

      Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. Four of the Company's customers accounted for approximately 13.0% of gross accounts receivable as of September 30, 1998. The Company performs on-going credit evaluations of its customers and in certain circumstances requires collateral to support customer receivables.

      However, many of the Company's customers, including these four, are suppliers to whom the Company has accounts payable that mitigate this risk.

      In addition, the Company is dependent upon certain suppliers for the provision of telecommunication services to its customers. The Company has not experienced, and does not expect, any disruption of such services.

      Approximately 24% of FaciliCom's revenues for the year ended September 30, 1997 were derived from two customers each with percentages in excess of 10%. No one customer represented 10% or more of the Company's revenues for the years ended September 30, 1999 and 1998.

11.  COMMITMENTS

      The Company has entered into an agreement that provides the Company with an IRU for international fiber optic capacity in the Pacific Rim. Delivery of the capacity under the agreement is not expected before January 1, 2000. The IRU is for 15 years for which the Company has agreed to pay approximately $22.5 million, of which approximately $2.5 million has already been paid as a deposit and an additional $20.0 million is expected to be paid in the fiscal year ended September 30, 2000.

12.  CONTINGENCIES AND LITIGATION

      The Company is involved in various claims and possible actions arising in the normal course of its business. Although the ultimate outcome of these claims cannot be ascertained at this time, it is the opinion of the Company's management, based on its knowledge of the facts and advice of counsel, that the resolution of such claims and actions will not have a material adverse effect on the Company's financial condition or results of operations.

      In August 1997, FaciliCom entered into a settlement agreement relating to litigation arising from a certain 1996 FCI-Sweden international telephone services agreement and related billing, collection and factoring agreements with third parties. For the fiscal year ended September 30, 1996, selling, general and administrative expenses included approximately $708,000 of losses relating to the settlement of which $500,000 represents a reserve on advances, paid at the time of the settlement agreement, on behalf of the telephone service company. Under the settlement agreement all of the above amounts were paid to fully satisfy any amounts which may be owing from the Company and the telephone services company to a company under a factoring agreement. At the date of settlement, the management of the Company believed the amounts advanced to the telephone services company were uncollectible. The settlement agreement also provided for the factoring company to assign to the Company any and all receivable claims the factoring company may have against the billing and collection agent ("Agent"). The Company filed a complaint against the Agent for breach of contract and related claims pursuant to an agreement between the Company and the Agent. The Agent placed in escrow the sum of $1,431,324. On May 8, 1998, the balance of the escrow account was distributed among various entities. The Company received $791,000.

13.   STOCK-BASED COMPENSATION

       Through December 22, 1997, certain employees and directors were eligible to participate in a Performance Unit Plan established by the Company, under which a maximum of 1,254,000 units could have been granted. A unit is a right to receive a cash payment equal to the excess of the fair market value of a unit on its maturity date over the initial value of a unit. Fair market value of a unit was determined by the management committee of the Company. At September 30, 1997 and 1996, 484,500 and 152,000 units had been granted, respectively. Participants vested in their units over a period not to exceed two years and were entitled to receive cash compensation equivalent to the value of the units at the time a participant retires provided the participant had 10 years of continuous service or, if earlier, upon the occurrence of certain events, including a change in control of the Company. The Company accrued to expense over the participant's service vesting period (10 years) amounts based on the value of the unit at year end. Amounts charged to expense for this plan for the year ended September 30, 1997 was $288,000. No amounts were expensed in prior years.

       On December 22, 1997, the Board of Directors adopted the 1997 Phantom Stock Rights Plan (the "Phantom Stock Plan"). The Phantom Stock Plan provided for the granting of phantom stock rights ("Phantom Shares") to certain directors, officers and key employees of the Company and its subsidiaries. The total number of Phantom Shares eligible for grant pursuant to the Phantom Stock Plan was 6,175, subject to adjustments for stock splits and stock dividends.

       All of the units granted under the Company's Performance Unit Plan were exchanged for equivalent phantom rights with equivalent terms under the new Phantom Stock Plan. Accordingly, 4,845 Phantom Shares had been granted of which 3,182 had vested. All of the provisions of the Phantom Stock Plan including vesting, forfeiture and cash settlement mirror the provisions of the Company's Performance Unit Plan.

       On March 31, 1998, the Board of Directors adopted the FaciliCom International, Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"). By resolution of the Board of Directors on March 31, 1998, the Company's Certificate of Incorporation was amended to create 25,000 shares of a non-voting class of common stock. At September 30, 1998, the Company has 300,000 authorized shares, of which 275,000 are a voting class of common stock.

       The 1998 Stock Option Plan provides for the grant of options to purchase shares of the Company's non-voting common stock to certain directors, officers, key employees and advisors of the Company. The aggregate number of options that may be granted under the 1998 Stock Option Plan is 22,574 and no option may be granted after March 31, 2008. No option is exercisable within the first six months of grant and options expire after ten years.

       Also on March 31, 1998, all of the Phantom Shares previously granted to employees of the Company under the Company's Phantom Stock Plan were converted to options under the 1998 Stock Option Plan, and the Company granted additional options to purchase 6,448 shares of non-voting common stock to employees, directors and advisors under the 1998 Stock Option Plan. The exchange of employees' Phantom Shares for options resulted in additional compensation cost for the incremental value of the new option amortized over the vesting period of the option that is shorter than the service period of the Phantom Shares. Total unrecognized compensation cost approximated $1,672,375 at time of conversion.

      A summary of the stock option activity for the years ended September 30, 1999 and 1998 is as follows:


                                                      OPTION      OPTION    OPTION      OPTION    OPTION    OPTION       OPTION
                                                      SHARES       SHARES   SHARES       SHARES   SHARES    SHARES       SHARES
                                                     (EXERCISE   (EXERCISE (EXERCISE   (EXERCISE (EXERCISE (EXERCISE   (EXERCISE
                                                       PRICE       PRICE     PRICE       PRICE     PRICE     PRICE       PRICE
                                                        $1)        $263)      $500)      $526)     $700)     $950)      $1,000)
      Options granted in the year ended
        September 30, 1998                             9,918        670        735         --        --         --          200
                                                     --------------------------------------------------------------------------
      Options outstanding at September 30, 1998        9,918        670        735         --        --         --          200
      Options granted                                  2,683        304         50        100       100        868           --
      Options exercised                               (1,182)        --        (33)        --        --         --           --
      Options forfeited/cancelled                     (1,888)        --       (183)        --        --       (100)          --
                                                     --------------------------------------------------------------------------
      Options outstanding at September 30, 1999        9,531        974        569        100       100        768          200
                                                     ==========================================================================

      Options exercisable September 30, 1999           9,379        755        173         --        --         --           67
                                                     ==========================================================================

      Options exercisable September 30, 1998           9,490        380         --         --        --         --           --
                                                     ==========================================================================

      All of the options outstanding have a 10-year life and an option price range from $.01 to $1,000 per option share. The options vest over a period up to 5 years and in the years ended September 30, 1999 and 1998, respectively, there were 2,379 and 8,826 options granted that vested immediately. The Company recognized compensation cost of $3,630,000 and $5,706,000 for the years ended September 30, 1999 and 1998, respectively, relating to options granted and recognized compensation cost of $311,592 for the year ended September 30, 1998 relating to the Company's Phantom Stock Plan. For the years ended September 30, 1999 and 1998 compensation cost includes $3,259,911 and $2,112,640, respectively, for options granted to certain non-employee directors and advisors related to certain directors of the Company.

      The fair value of options granted during the years ended September 30, 1999 and 1998 was as follows:


       OPTION SHARES                                                                          OPTION FAIR VALUE
       EXERCISE PRICE                                                                         AT DATE OF GRANT

                                                                                             1999           1998


       $     1........................................................................     $  1,364       $    640
       $   263........................................................................     $    730       $    423
       $   500........................................................................     $    539       $    306
       $   526........................................................................     $    520       $     --
       $   700........................................................................     $    400       $     --
       $   950........................................................................     $    266       $     --
       $ 1,000........................................................................     $     --       $    135

      The fair value of the option grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model are: dividend yield 0%, volatility 30%, risk free interest rate of 6%, assumed forfeiture rate of 0% and an expected life of 3 to 5 years.

      If the Company would have recorded compensation cost for the Company's stock option plan consistent with the fair value-based method of accounting prescribed under SFAS No. 123 it would have had an immaterial effect on the net loss of the Company for the fiscal years ended September 30, 1999 and 1998.

14.  VALUATION AND QUALIFYING ACCOUNTS

       Activity in the Company's allowance accounts for the periods ended September 30, 1999, 1998 and 1997 were as follows (in thousands):



                                                              DOUBTFUL ACCOUNTS
                                                                  ADDITIONS
                                                         ----------------------------
                                       BALANCE AT        CHARGED TO
                                      BEGINNING OF       COSTS AND         CHARGE TO                        BALANCE AT
                                         PERIOD           EXPENSE       OTHER ACCOUNTS      DEDUCTIONS     END OF PERIOD

      1997                              $    --           $   1,263         $    --          $(1,102)         $  161
      1998                              $   161           $   3,771         $   745          $   (57)         $4,620
      1999                              $ 4,620           $   6,500         $    --          $(2,618)         $8,502




                                                         DEFERRED TAX ASSET VALUATION
                                                                   ALLOWANCE
                                                        ------------------------------
                                                         BALANCE AT        CHARGE TO
                                                        BEGINNING OF       COSTS AND       BALANCE AT
                                                           PERIOD           EXPENSE      END OF PERIOD


      1997                                                $   1,120         $   2,010       $   3,130
      1998                                                $   3,130         $   7,916       $  11,046
      1999                                                $  11,046         $  19,301       $  30,347

15.  GEOGRAPHIC DATA

      In June 1997 the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. The Company adopted the provisions of SFAS No. 131 in fiscal 1999 and all prior year disclosures have been recast for consistency. Under the provisions of SFAS No. 131, the Company has defined its operating segments by geographical location.

      FaciliCom operates as a provider of international long-distance telecommunications services. The Company is a multinational company operating in many countries including the United States, and several European Countries. Sales between geographic areas represent the providing of services through carrying and ultimate termination of customer traffic originated in the other geographic area and are accounted for based on established transfer prices. Revenues from external customers for individual countries represent traffic originated in those countries. In computing operating losses for foreign operations, no allocations of general corporate expenses have been made. Summary information with respect to the Company's geographic operations is as follows (in thousands):


                                                             OPERATING SEGMENTS
                                                           YEAR ENDED SEPTEMBER 30,
                                                   ----------------------------------------
                                                      1999            1998           1997
      REVENUES
           United States
           -  External Customers ................  $ 173,163       $ 116,384       $ 53,821
           -  Intercompany ......................    126,843          25,742          2,046
           United Kingdom
           -  External Customers ................     63,308          22,972          1,052
           -  Intercompany ......................     49,435           6,151             39
           Germany
           -  External Customers ................     63,143           2,383             --
           -  Intercompany ......................     17,602           2,127             --
           Sweden
           -  External Customers ................     31,300          26,488         15,235
           -  Intercompany ......................     30,776          32,591          7,861
           Other
           -  External Customers ................     72,852          16,019            447
           -  Intercompany ......................     23,696           3,664             --
           Eliminations .........................   (248,352)        (70,275)       (10,314)
                                                   ---------       ---------       --------
               Total ............................  $ 403,766       $ 184,246       $ 70,187
                                                   =========       =========       ========
      OPERATING LOSS
           United States ........................  $  (7,759)      $ (22,771)      $ (6,411)
           United Kingdom .......................     (8,595)         (4,728)          (876)
           Germany ..............................     (6,594)           (714)            --
           Sweden ...............................     (7,611)         (4,234)        (4,080)
           Other ................................    (23,286)        (11,439)             7
                                                   ---------       ---------       --------
               Total operating loss .............    (53,845)        (43,886)       (11,360)
               Interest expense (income), net ...    (30,051)        (14,460)        (1,336)
               Foreign exchange loss ............     (1,590)           (391)        (1,335)
               Other ............................         --             791             --
                                                   ---------       ---------       --------

               Loss before income taxes .........  $ (85,486)      $ (57,946)      $(14,031)
                                                   =========       =========       ========
      ASSETS
           United States ........................  $ 627,095       $ 488,649       $ 38,116
           United Kingdom .......................     41,832          44,274          4,098
           Germany ..............................     34,165          15,165             --
           Sweden ...............................     57,493          37,935         17,046
           Other ................................     77,378          53,618            119
           Eliminations .........................   (467,797)       (260,757)       (16,041)
                                                   ---------       ---------       --------

               Total ............................  $ 370,166       $ 378,884       $ 43,338
                                                   =========       =========       ========


      CAPITAL EXPENDITURES
           United States ........................  $  81,187       $  35,922       $  6,905
           United Kingdom .......................      5,636          15,611          3,226
           Germany ..............................      5,019           8,534             --
           Sweden ...............................      5,515          10,505          2,773
           Other ................................      8,184          28,068             --
                                                   ---------       ---------       --------
               Total ............................  $ 105,541       $  98,640       $ 12,904
                                                   =========       =========       ========

16.  MARKETABLE SECURITIES

      In accordance with SFAS 115, the Company's debt securities are considered either held-to-maturity or available-for-sale. Held-to-maturity securities represent those securities that the Company has both the positive intent and the ability to hold to maturity, and are carried at amortized cost. This classification includes those securities purchased and pledged for payment of interest on the Notes. Available-for-sale securities represent those securities that do not meet that classification of held-to-maturity, are not actively traded and are carried at fair value. Unrealized gains and losses on these securities are excluded from earnings and are reported as a separate component of comprehensive loss until realized.

      The amortized cost and estimated fair value of the marketable securities are as follows:



                                                                SEPTEMBER 30, 1999
                                               ---------------------------------------------------

                                                                  GROSS          GROSS
                                               AMORTIZED        UNREALIZED    UNREALIZED     FAIR
                                                  COST             GAIN          LOSS        VALUE
      Held-to-Maturity                                               (IN THOUSANDS)
         U.S. Government Securities                                  --------------

           Maturing in 1 year or less ...      $    31,849      $        --      $ 46      $31,803
           Maturing between 1 and 3 years           14,768               --       116       14,652
                                               -----------      -----------      ----      -------
      Total held-to-maturity ............      $    46,617      $        --      $162      $46,455
                                               ===========      ===========      ====      =======



                                                                SEPTEMBER 30, 1998
                                               --------------------------------------------------
                                                               GROSS        GROSS
                                               AMORTIZED     UNREALIZED   UNREALIZED      FAIR
                                                  COST          GAIN         LOSS         VALUE
                                                                  (IN THOUSANDS)
      Held-to-Maturity
         U.S. Government Securities
           Maturing in 1 year or less ...      $ 31,394      $     79      $     --      $ 31,473
           Maturing between 1 and 3 years        43,124           546            --        43,670
                                               --------      --------      --------      --------
      Total held-to-maturity ............        74,518           625            --        75,143
                                               --------      --------      --------      --------

      Available-for-sale
           Commercial paper .............         6,887            --            --         6,887
           Government backed securities          31,787            24            --        31,811
                                               --------      --------      --------      --------
      Total available-for-sale ..........        38,674            24            --        38,698
                                               --------      --------      --------      --------
      Total marketable securities .......      $113,192      $    649      $     --      $113,841
                                               ========      ========      ========      ========



AS REPORTED SEPTEMBER 30, 1999 AND 1998 (IN THOUSANDS):        1999         1998
-------------------------------------------------------      -------      -------
Current Assets:
     Held-to-maturity (at amortized cost) ................   $31,849      $31,394
     Available-for-sale (at fair value) ..................        --       38,698
                                                             -------      -------
Total current assets .....................................   $31,849      $70,092
                                                             =======      =======
Noncurrent Assets
     Held-to-maturity (at amortized cost) ................   $14,768      $43,124
                                                             =======      =======
Capital Accounts:
     Holding gain on marketable securities ...............   $    --      $    24
                                                             =======      =======




                                    * * * * *

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)      PRO FORMA FINANCIAL INFORMATION.

     On December 9, 1999, the Board of Directors adopted a plan to divest our Equipment Group and further focus on our strategy to be a leading provider of bundled voice, data and Internet services to key regions of the world. The Equipment Group currently generates annual revenues in excess of $250 million and consists of the following business units:

     - Telco Systems Division, a leading provider of next generation transport and access solutions for service providers throughout the world. Its products include intelligent integrated access devices, multiplexers and digital microwave radios. We acquired Telco Systems on November 30, 1998.

     - NACT Switching Division, a rapidly growing provider of advanced switching platforms with integrated proprietary applications software as well as billing and telemanagement systems. We acquired NACT on February 27, 1998.

     - Wireless Local Loop Division, which has developed a next generation, CDMA-based, fixed wireless local loop system known as Velocity-2000.

     - Cellular Infrastructure Supply Division, a value-added supplier of new and re-furbished cellular base stations and related equipment. We acquired Cellular Infrastructure Supply effective January 1997.

     As a result of the adoption of a formal plan to divest our non-core operations, we will report the results of the Equipment Group as discontinued operations as defined in Accounting Principles Board Opinion No. 30. For the years ended December 31, 1996 and 1997 the Equipment Group represented 100 percent of the Company's operations. The only continuing item in the pro forma statements of operations are general corporate administrative costs and interest income and expense. Reflecting the reclassification of the Equipment Group as discontinued operations the operating loss, loss from continuing operations and loss from continuing operations per common share for the years ended December 31, 1996 and 1997 would have been approximately $1.0 million and $1.7 million; $588,000 and $547,000; and $.05 and $.03, respectively.

     The following unaudited pro forma financial statements give effect to the divestiture of our Equipment Group as well as the 1999 mergers with FaciliCom International, Inc. and Comm/Net Holding Corporation and the 1998 merger with Cherry Communications Incorporated, d/b/a Resurgens Communications Group, and Cherry Communications U.K. Limited. Cherry Communications Incorporated, d/b/a Resurgens Communications Group, and Cherry Communications U.K. Limited are collectively referred to as Resurgens in the pro forma financial statements.

     The Unaudited Pro Forma Combined Balance Sheet gives effect to our merger with FaciliCom and related transactions as if they had been completed on September 30, 1999. The Unaudited Pro Forma Combined Statements of Operations give effect to (1) the divestiture of the Equipment Group, (2) our December 1999 merger with FaciliCom and related transactions, (3) our May 1999 merger with Comm/Net and (4) our December 1998 merger with Resurgens, as if each had been completed as of January 1, 1998.

     We have prepared the pro forma financial statements to demonstrate how these combined businesses might have looked if the mergers, divestitures and related transactions had been completed as of the date or at the beginning of the periods presented. The pro forma financial statements, while helpful in illustrating characteristics of the combined company under one set of assumptions, do not attempt to predict or suggest future results. The pro forma financial statements are preliminary and subject to change based on a final review of the fair values of FaciliCom's net assets.

     In connection with our merger with FaciliCom, we expect to record a one-time restructuring charge for the estimated costs of (1) consolidating certain of our United States gateway switching centers and related technical support functions into existing FaciliCom operations; (2) consolidating our United Kingdom operations into existing FaciliCom operations; (3) consolidating the administrative functions of our Telecommunications Group into FaciliCom's operations; and (4) eliminating other redundant operations and assets as a result of combining our Telecommunications Group's and FaciliCom's operations. The restructuring charge will include the write-down of our switching and transmission equipment taken out of service, the write-off of certain leasehold improvements, a provision for lease commitments remaining on certain facilities and equipment taken out of service and employee termination benefits. The restructuring program is expected to be completed in the first quarter of 2000. We have not yet determined the actual restructuring charge to be recorded but estimate that it will be approximately $35.0 million. This one-time charge has been excluded from the pro forma financial statements.

     As a result of the FaciliCom merger and the restructuring program discussed above, we expect to realize significant operational and financial synergies. These synergies are expected to include cost reductions resulting from traffic routing changes made to take advantage of each company's least cost routes, elimination of redundant leased line costs, elimination of redundant switching centers and consolidation of certain administrative functions. We currently estimate that these annualized cost savings, which have been excluded from the pro forma financial statements, will range from $20.0 million to $35.0 million.

     The pro forma financial statements are presented for comparative purposes only and are not intended to be indicative of the actual results had these transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of World Access, Resurgens and FaciliCom, which are included herein or incorporated herein by reference.

                               WORLD ACCESS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                 (IN THOUSANDS)



                                               ASSETS

                                              WORLD                       PRO FORMA       PRO FORMA
                                            ACCESS(1)    FACILICOM(3)    ADJUSTMENTS     WORLD ACCESS
                                            ---------    ------------    -----------     ------------
                                               ASSETS
Current Assets
  Cash and equivalents..................    $107,841       $ 14,706       $  3,750(7)     $  126,297
  Accounts receivable...................     123,062        104,005         (3,500)(6)       223,567
  Marketable securities -- restricted...          --         31,849             --            31,849
  Inventories...........................      40,437             --             --            40,437
  Other current assets..................      55,066          4,524             --            59,590
                                            --------       --------       --------        ----------
          Total Current Assets..........     326,406        155,084            250           481,740
Property and equipment, net.............      63,390        186,190        (70,144)(6)       179,436
Goodwill and other intangibles..........     306,930         12,895        (12,521)(9)       995,370
                                                                           560,641(6)
                                                                           127,425(8)
Marketable securities -- restricted.....          --         14,768             --            14,768
Other assets............................      31,183          1,229           (350)(6)        32,062
                                            --------       --------       --------        ----------
          Total Assets..................    $727,909       $370,166       $605,301        $1,703,376
                                            ========       ========       ========        ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.......................    $ 13,842       $ 58,256       $     --        $   72,098
  Accounts payable......................      75,388        124,099          3,750(6)        203,237
  Other accrued liabilities.............      47,515          7,936             --            55,451
                                            --------       --------       --------        ----------
          Total Current Liabilities.....     136,745        190,291          3,750           330,786
Long-term debt..........................     140,839        306,705        (15,000)(6)       432,544
Noncurrent liabilities..................       8,421             --             --             8,421
                                            --------       --------       --------        ----------
          Total Liabilities.............     286,005        496,996        (11,250)          771,751
                                            --------       --------       --------        ----------
Stockholders' Equity
  Preferred stock.......................           1             --              4(6)              5
  Common stock..........................         450              2             (2)(5)           516
                                                                                47(6)
                                                                                19(7)
  Capital in excess of par value........     547,170         38,427        (38,427)(5)     1,036,821
                                                                           288,023(6)
                                                                           127,425(8)
                                                                            74,203(7)
  Stock-based compensation..............          --          8,041         (8,041)(5)            --
  Foreign currency translation
     adjustment.........................          --         (2,770)         2,770(5)             --
  Accumulated deficit...................    (105,717)      (170,530)       170,530(5)       (105,717)
                                            --------       --------       --------        ----------
          Total Stockholders' Equity....     441,904       (126,830)       616,551           931,625
                                            --------       --------       --------        ----------
          Total Liabilities and
            Stockholders' Equity........    $727,909       $370,166       $605,301        $1,703,376
                                            ========       ========       ========        ==========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  RESTATED                                               PRO FORMA
                         WORLD     DISCONTINUED    WORLD                                   PRO FORMA       WORLD
                       ACCESS(1)    OPERATIONS     ACCESS    FACILICOM(3)   COMM/NET(4)   ADJUSTMENTS      ACCESS
                       ---------   ------------   --------   ------------   -----------   -----------     --------
Service
  revenues...........  $329,361      $  1,136     $328,225     $279,695       $13,868      $(16,184)(10)  $605,604
Equipment sales......   194,929       194,929           --           --            --            --             --
                       --------      --------     --------     --------       -------      --------       --------
  Total Sales........   524,290       196,065      328,225      279,695        13,868       (16,184)       605,604
Operating Expenses:
Cost of services
 (exclusive of
 depreciation and
 amortization shown
 separately below)...   299,253           476      298,777      257,253         9,923       (14,590)(10)   551,363
Cost of equipment
  sold...............   110,924       110,924           --           --            --            --             --
Amortization of
  acquired
  technology.........     3,600         3,600           --           --            --            --             --
Research and
  development........    13,282        13,282           --           --                          --             --
Selling, general and
  administrative.....    45,945        31,605       14,340       40,718         2,324           710(11)     58,092
Depreciation and
  amortization.......    12,208         5,162        7,046       16,895           390        25,194(12)     44,155
                                                                                             (5,370)(13)        --
                       --------      --------     --------     --------       -------      --------       --------
  Total Operating
    Expenses            485,212       165,049      320,163      314,866        12,637         5,944        653,610
                       --------      --------     --------     --------       -------      --------       --------

  Operating Income
    (Loss)...........    39,078        31,016        8,062      (35,171)        1,231       (22,128)       (48,006)
Gain on exchange of
  securities.........     8,704         8,704           --                                       --             --
Foreign exchange
  loss...............        --            --           --       (1,346)                         --         (1,346)
Interest and other
  income.............     2,629           844        1,785        3,646                          --          5,431
Interest expense.....    (7,394)         (660)      (6,734)     (25,690)          (65)       (6,810)(14)   (39,299)
                       --------      --------     --------     --------       -------      --------       --------
  Income (Loss) From
    Continuing
    Operations Before
    Income Taxes.....    43,017        39,904        3,113      (58,561)        1,166       (28,938)       (83,220)
Income taxes
  (benefits).........    20,370        17,863        2,507       (6,682)          264        (1,440)(15)    (5,351)
                       --------      --------     --------     --------       -------      --------       --------
  Income (Loss) From
    Continuing
    Operations.......    22,647        22,041          606      (51,879)          902       (27,498)       (77,869)
Preferred stock
  dividends..........     1,197            --        1,197           --            --           493(16)      1,690
                       --------      --------     --------     --------       -------      --------       --------
  Income (Loss) From
    Continuing
    Operations
    Available to
    Common
    Stockholders.....  $ 21,450      $ 22,041     $   (591)    $(51,879)      $   902      $(27,991)      $(79,559)
                       ========      ========     ========     ========       =======      ========       ========
Income (Loss) Per
  Common Share From
  Continuing
  Operations:
  Basic..............  $   0.59                                                                           $  (1.58)(17)
                       ========                                                                           ========
  Diluted............  $   0.56                                                                           $  (1.58)(17)
                       ========                                                                           ========
Weighted Average
  Shares Outstanding:
  Basic..............    36,245                                                                             50,365(17)
                       ========                                                                           ========
  Diluted............    40,048                                                                             50,365(17)
                       ========                                                                           ========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         RESTATED                                                   PRO
                                WORLD     DISCONTINUED    WORLD                                                    FORMA
                              ACCESS(1)    OPERATIONS     ACCESS    RESURGENS(2)   FACILICOM(3)   COMM/NET(4)   ADJUSTMENTS
                              ---------   ------------   --------   ------------   ------------   -----------   -----------
Service revenues............  $  13,143    $   2,356     $10,787      $126,324       $184,246       $49,570      $ (5,922)(10)
Equipment sales.............    138,990      138,990          --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
 Total Sales................    152,133      141,346      10,787       126,324        184,246        49,570        (5,922)
Operating Expenses:
Cost of services (exclusive
 of depreciation and
 amortization shown
 separately below)..........     12,522        2,385      10,137       145,043        184,989        44,599        (5,202)(10)
Cost of equipment sold......     73,842       73,842          --            --             --            --            --
Write-down of inventories...      9,292        9,292          --            --             --            --            --
Amortization of acquired
 technology.................        446          446          --            --             --            --            --
Research and development....      6,842        6,842          --            --             --            --            --
Selling, general and
 administrative.............     19,984       15,368       4,616        38,569         37,562         3,702           950 (11)
Depreciation and
 amortization...............      4,255        3,838         417            --            961           243        38,240 (12)
                                                              --                                                   (8,395)(13)
In-process research and
 development................    100,300      100,300          --            --             --            --            --
Goodwill impairment.........      6,200        6,200          --            --             --            --            --
Provision for doubtful
 accounts...................     11,332       11,332          --         2,294          4,620            --            --
Restructuring and other
 charges....................     17,240       17,240          --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
   Total operating expenses.    262,255      247,085      15,170       185,906        228,132        48,544        25,593
                              ---------    ---------     -------      --------       --------       -------      --------
 Operating Income (Loss)....   (110,122)    (105,739)     (4,383)      (59,582)       (43,886)        1,026       (31,515)
Foreign exchange loss.......        --            --          --            --           (391)           --            --
Interest and other income...     3,419           942       2,477            --          8,943           213            --
Interest expense............     (6,832)          --      (6,832)       (9,457)       (22,612)         (141)      (19,880)(14)
                              ---------    ---------     -------      --------       --------       -------      --------
 Income (Loss) From
   Continuing Operation
   Before Income Taxes......   (113,535)    (104,797)     (8,738)      (69,039)       (57,946)        1,098       (51,395)
Income taxes (benefits).....     (1,387)       1,915      (3,302)           --        (11,351)          368        (5,530)(15)
                              ---------    ---------     -------      --------       --------       -------      --------
 Loss Before Minority
   Interests................   (112,148)    (106,712)     (5,436)      (69,039)       (46,595)          730       (45,865)
Minority interests..........     (2,497)      (2,497)         --            --             --            --            --
                              ---------    ---------     -------      --------       --------       -------      --------
 Loss From Continuing
   Operations...............   (114,645)    (109,209)     (5,436)     $(69,039)      $(46,595)          730       (45,865)

Preferred stock dividends...         --           --          --            --             --            --          (985)(16)
                              ---------    ---------     -------      --------       --------       -------      --------

Income (loss) from Continuing
 Operations Available to
 Common Stockholders........  $(114,645)   $(109,209)    $(5,436)      (69,039)       (46,595)      $   730      $(46,850)
                              =========    =========     =======      ========       ========       =======      ========


Loss From Continuing
 Operations
 Per Common Share:
 Basic......................  $   (5.19)
                              =========
 Diluted....................  $   (5.19)
                              =========
Weighted Average Shares
 Outstanding:
 Basic......................     22,073
                              =========
 Diluted....................     22,073
                              =========

                                 PRO
                                FORMA
                                WORLD
                               ACCESS
                              ---------
Service revenues............  $ 365,005
Equipment sales.............         --
                              ---------
 Total Sales................    365,005
Cost of services (exclusive
 of depreciation and
 amortization shown
 separately below)..........    379,566
Cost of equipment sold......         --
Write-down of inventories...         --
Amortization of acquired
 technology.................         --
Research and development....         --
Selling, general and
 administrative.............     85,399
Depreciation and
 amortization...............     31,466
In-process research and
 development................         --
Goodwill impairment.........         --
Provision for doubtful
 accounts...................      6,914
Restructuring and other
 charges....................         --
                              ---------
Total Operating Expenses....    503,345
                              ---------
 Operating Income (Loss)....   (138,340)
Foreign exchange gain
 (loss).....................       (391)
Interest and other income...     11,633
Interest expense............    (58,922)
                              ---------
 Income (Loss) From
   Continuing Operation
   Before Income Taxes......   (186,020)
Income taxes (benefits).....    (19,815)
                              ---------
 Loss Before Minority
   Interests................   (166,205)
Minority interests..........         --
                              ---------
 Loss From Continuing
  Operations................   (166,205)
  Preferred stock dividends.       (985)
                              ---------
Income (Loss) From
  Continuing Operations
  Available to Common
  Stockholders..............  $(167,190)
                              =========

Loss From Continuing
 Operations
 Per Common Share:
 Basic......................  $   (4.21)(17)
                              =========
 Diluted....................  $   (4.21)(17)
                              =========
Weighted Average Shares
 Outstanding:
 Basic......................     39,727(17)
                              =========
 Diluted....................     39,727(17)
                              =========

                               WORLD ACCESS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     1. These columns represent the historical results of operations and financial position of World Access. With respect to the information included in the Unaudited Pro Forma Results of Operations for the year ended December 31, 1998, the World Access information includes the results for the following businesses from their respective dates of acquisition: Advanced TechCom, Inc. -- January 1998; NACT -- February 1998; Telco -- November 1998; and Resurgens -- December 1998. With respect to the information included in the Unaudited Pro Forma Results of Operations for the nine months ended September 30, 1999, The World Access information includes the results of Comm/Net from May 1, 1999. Depreciation and amortization related to network operations has been reclassified from costs of carrier sales to depreciation and amortization to conform with the FaciliCom presentation.

     2. This column represents the historical results of Resurgens for the period January 1, 1998 to December 14, 1998.

     3. These columns represent the historical results of operations and financial position of FaciliCom. With respect to the information included in the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, the FaciliCom information is for the twelve months ended September 30, 1998 and the nine months ended June 30, 1999, respectively.

     4. These columns represent the historical results of Comm/Net for the year ended December 31, 1998 and for the period January 1, 1999 to April 30, 1999.

     5.   Elimination of the historical FaciliCom stockholders' equity accounts.

     6. The FaciliCom merger has been accounted for under the purchase method of accounting. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ from the amounts shown below.

          Under the terms of the Agreement and Plan of Merger dated as of August 17, 1999 and based on the valuation of the Series C Preferred Stock and World Access common stock at that time, the purchase price was determined as follows (in thousands):

Purchase price:
  Issuance of preferred stock(a)............................  $252,187
  Cash......................................................    56,000
  Issuance of common stock to FaciliCom noteholders(b)......    15,000
  Issuance of common stock(c)...............................    13,328
  Fair value of World Access options issued in exchange for
     FaciliCom options(d)...................................     7,531
  Estimated fees and expenses...............................    14,500
                                                              --------
          Total purchase price..............................   358,546
                                                              --------
Allocation to fair values:
  Historical stockholders' deficit..........................   126,830
  Adjust assets and liabilities:
  Eliminate historical goodwill and debt issue costs........    12,521
  Write down property and equipment.........................    70,144
  Adjust other assets and liabilities to fair market
     value..................................................     7,600
  Discount on World Access 13.25% Senior Notes(e)...........   (15,000)
                                                              --------
          Estimated goodwill................................  $560,641
                                                              ========

---------------

     (a) Represents the fair value of the 350,260 shares of Series C Preferred Stock issued as part of the FaciliCom merger consideration. The fair value was computed using the Black-Scholes Option Pricing Model assuming a volatility factor of 45%, a risk free rate of 6% and a 10%

                               WORLD ACCESS, INC
          discount for the lack of liquidity in a private security. The Series C Preferred Stock bears no dividend and is convertible into shares of World Access common stock at a conversion rate of $20.38 per common share of World Access common stock, subject to adjustment in the event of below market issuances of World Access common stock, stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to World Access common stock. If the closing trading price of World Access common stock exceeds $20.38 per share for 60 consecutive trading days, the Series C Preferred Stock will automatically convert into World Access common stock.

     (b) In connection with the merger of World Access and FaciliCom, all the holders of FaciliCom's 10 1/2% Series B Senior Notes due 2008 have tendered their notes and accepted in exchange for each $1,000 in principal amount (1) $1,000 principal amount of World Access 13.25% Senior Notes due 2008 (2) $10 in cash and (3) World Access common stock having a market value of $50. These pro forma statements reflect
          (1) the issuance of $300.0 million aggregate principal amount of the World Access notes (2) the payment of $3.0 million cash to holders of the FaciliCom notes, which represented the fee paid by World Access to obtain the consent from the FaciliCom noteholders waiving their right to put their notes at 101% of par in connection with the FaciliCom merger and (3) the issuance of 942,627 shares of World Access common stock equal in value to an aggregate amount of $15.0 million to the holders of the FaciliCom notes.

     (c) Represents the fair value of 963,722 shares of World Access common stock issued to certain FaciliCom shareholders who elected to receive World Access common shares in the merger. These shares were valued based on the average market price on Nasdaq of World Access common stock for the three days prior and three days subsequent to August 17, 1999, the date economic terms of the FaciliCom merger were announced, or $13.83 per share.

     (d) Represents the fair value of approximately 495,600 options to acquire World Access common stock issued in exchange for certain options outstanding to acquire FaciliCom common stock. The fair value has been determined using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield 0%, volatility 70%, risk free interest rate of 5.8% and an expected life of 3 years. The World Access options have an average exercise price of $2.63 per share and are fully vested.

     (e) Represents the discount to face value to be recorded to adjust the World Access notes to their estimated fair value. The estimated fair value was based on the quoted market price of debt with similar characteristics. The terms of the World Access notes were structured to provide fair value equal to 95% of the principal amount.

     7. In connection with the FaciliCom merger, World Access issued $75.0 million of World Access common stock (4,713,128 shares at $15.91 per share) in a private transaction to a group of institutional and sophisticated investors. World Access used the majority of the proceeds from this private placement to fund the $56.0 million cash portion of the merger consideration, as well as fees and expenses to be incurred in connection with the merger.

     8. In December 1998, World Access acquired Resurgens and issued approximately 7,500,000 restricted shares of World Access common stock which were placed in escrow for future release contingent upon their future EBITDA performance. The release of these shares is accelerated in connection with the FaciliCom merger as the FaciliCom merger qualifies as a "Change in Control" as defined in the Resurgens merger agreements. The release of the 7,500,000 shares has been accounted for as an increase in goodwill and stockholders' equity. These shares were valued

                               WORLD ACCESS, INC
         based on the market price on Nasdaq of World Access common stock December 7, 1999, the date the FaciliCom merger was consummated, or $17.00 per share.

     9. Elimination of existing goodwill from prior FaciliCom acquisitions and debt issue costs associated with the FaciliCom notes.

     10. Elimination of inter-company carrier service revenues and related costs.

     11. In October 1999, FaciliCom granted stock options to its employees who are expected to continue with the surviving corporation after the merger with World Access. These options, which were granted under a new FaciliCom 1999 Stock Option Plan, have a four year vesting period. In connection with the merger, these options converted into non-qualified options to purchase approximately 1.9 million shares of World Access common stock at an exercise price of $15.00 per share. The intrinsic value of these options represents the difference between the closing price of World Access common stock on December 7, 1999 of $17.00 per share and the exercise price of $15.00 per share times the number of options granted or approximately $3.8 million. The pro forma statements of operations include compensation expense related to the amortization of the intrinsic value of these options over the vesting period.

     12. Amortization of goodwill over an estimated life of 20 years. The pro forma adjustment to goodwill for the nine months ended September 30, 1999 was computed as follows (in thousands):

                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENTS
                                            --------   ------------   ------------   -----------
FaciliCom (see Note 5)....................  $560,641     $21,024        $  (950)       $20,074
Escrowed shares (see Note 7)..............   127,425       4,776             --          4,776
Comm/Net..................................    20,649         774           (430)           344
                                                         -------        -------        -------
                                                         $26,574        $(1,380)       $25,194
                                                         =======        =======        =======

         The pro forma adjustment to goodwill for the year ended December 31, 1998 was computed as follows (in thousands):

                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENT
                                            --------   ------------   ------------   -----------
FaciliCom (see Note 5)....................  $560,641     $ 28,031       $  (961)       $27,070
Escrowed shares (see Note 7)..............   127,425        6,370            --          6,370
Resurgens.................................    78,625        3,934          (164)         3,770
Comm/Net..................................    20,649        1,030            --          1,030
                                                         --------       -------        -------
                                                         $ 39,365       $(1,125)       $38,240
                                                         ========       =======        =======

     13. Adjustment to depreciation and amortization expense for the adjustment to fair value of switching equipment and license agreements at FaciliCom and Resurgens.

     14. Represents the adjustment to interest expense related to the exchange of FaciliCom notes with a 10 1/2% coupon for World Access notes with a 13.25% coupon and the amortization of the $15.0 million debt discount related to the World Access notes over a period of eight years. The FaciliCom notes were issued on January 28, 1998 and were outstanding for approximately eight

                               WORLD ACCESS, INC
           months in fiscal 1998. The pro forma adjustment to interest expense was computed as follows (in thousands):

                                                       NINE MONTHS ENDED       YEAR ENDED
                                                       SEPTEMBER 30, 1999   DECEMBER 31, 1998
                                                       ------------------   -----------------
     Interest expense on World Access notes..........       $ 29,813            $ 39,750
     Debt issue cost amortization on World Access
       notes.........................................          1,405               1,875
     Historical FaciliCom note interest expense......        (23,625)            (21,000)
     Historical FaciliCom debt issue cost
       amortization..................................           (783)               (745)
                                                            --------            --------
                                                            $  6,810            $ 19,880
                                                            ========            ========

     15. Adjustment for the additional tax benefit derived from certain pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from FaciliCom's net operating losses.

     16. To increase preferred stock dividends to reflect the Series B preferred stock issued in connection with the Comm/Net acquisition as outstanding for the full period.

     17. Represents pro forma weighted average shares and basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of (1) an aggregate of 4,713,128 shares issued for $75.0 million in connection with the private placement of World Access common stock; (2) an aggregate of 942,627 shares issued to the holders of the FaciliCom notes; (3) an aggregate 963,722 shares issued to certain FaciliCom shareholders; and
         (4) 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out (see Note 7) as of the beginning of the periods presented. Due to the pro forma loss from continuing operations for the nine months ended September 30, 1999 and the year ended December 31, 1998, potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                      WORLD ACCESS, INC.



Date: September 8, 2000               By: /s/ Martin D. Kidder
                                         --------------------------------
                                         Martin D. Kidder
                                         Vice President and Controller

                                 EXHIBIT INDEX


     EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
                                    ----------------------

         2.*      Agreement and Plan of Merger dated as of August 17, 1999 among
                  World Access, Inc., FaciliCom International, Inc., Armstrong
                  International Telecommunications, Inc., EPIC Interests, Inc.
                  and BFV Associates, Inc. (incorporated by reference to Appendix A to our Proxy Statement filed with the Commission on November 5, 1999).

         23.1     Consent of Deloitte & Touche LLP.

         99.* Press Release dated December 7, 1999, announcing the completion of the merger of World Access and FaciliCom.


         --------------
         * Previously Filed